UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2010

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On December 6, 2010 (“Effective Date”), Geron Corporation (“Geron”) and Angiochem, Inc., a company incorporated in Canada (“Angiochem”), entered into an Exclusive License Agreement (the “License Agreement”) that provides Geron with a worldwide exclusive license, with the right to grant sublicenses, to Angiochem’s proprietary peptide technology that facilitates the transfer of anti-cancer compounds across the blood-brain barrier (BBB) to be used with tubulin disassembly inhibitors to enable the treatment of primary brain cancers and cancers that have metastasized to the brain.  Geron and Angiochem also entered into a Collaboration and Option Agreement (the “Collaboration Agreement”) to research and develop any existing or future peptides that facilitate transfer across the BBB conjugated to one or more telomerase inhibitors (the “Option Products Workplan”).

Exclusive License Agreement

As consideration for the license rights, Geron paid Angiochem an upfront payment of $7.5 million in cash and has agreed to issue to Angiochem $27.5 million of shares of Geron common stock, par value $0.001 per share (“Common Stock”), subject to a maximum of 9,000,000 shares (the “Share Cap”), on or about January 5, 2011. The number of shares of Common Stock actually issued to Angiochem (the “Angiochem Shares”) is dependent on the price of Geron’s Common Stock prior to the issuance date. If the value of the Share Cap, based on the five-day volume weighted average closing price of Geron’s Common Stock immediately preceding the issuance date, is less than $27.5 million, then Geron is obligated to pay the difference in cash.

The Angiochem Shares will be issued under the terms and conditions of a Stock Purchase Agreement (the “SPA”) to be executed by Geron and Angiochem on or about January 5, 2011. Under the terms of the SPA, Geron is required to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Angiochem S-3”) within five business days from the issuance of the Angiochem Shares to register the Angiochem Shares for resale. In addition, Angiochem has agreed with Geron not to dispose of the Angiochem Shares or swap, hedge or sell short shares of Geron Common Stock or securities convertible into or exercisable or exchangeable for Geron Common Stock until the later of (a) the effectiveness of the Angiochem S-3 or (b) the date of expiration of the Financing Lock-Up (the “Angiochem Lock-Up Period”).  The Financing Lock-Up represents the 60-day period from the date of the final prospectus supplement is filed with Securities and Exchange Commission in connection with the sale of Geron’s Common Stock in its proposed underwritten public offering. After expiration of the Angiochem Lock-Up Period, sales by Angiochem of the Angiochem Shares are subject to certain monthly volume restrictions. Geron will not receive any of the proceeds from the resale of the Angiochem Shares by Angiochem.

Under the terms of the License Agreement, Geron will also pay milestone payments upon achievement of specified milestones, royalties on product sales and a share of sublicensing revenues.

The License Agreement covers Angiochem’s proprietary receptor-targeting peptides conjugated to tubulin disassembly inhibitors, which include, but are not limited to, taxanes and epothilones and their derivatives. The License Agreement specifically encompasses ANG1005 (now GRN1005), a novel taxane derivative for which Angiochem has performed two Phase 1 clinical studies in brain metastases and glioblastma multiforme. Geron plans to further develop GRN1005 in Phase 2 clinical studies for these indications. The clinical development plan (“CDP”) for GRN1005 will be led by Geron with input from a Joint Development Committee comprised of representatives from each company. Geron will be responsible for all costs relating to the CDP and is obligated to pursue development of commercial products containing GRN1005 according to commercially reasonable diligence standards.

Under the License Agreement, Angiochem maintains responsibility for the filing, prosecution and maintenance of the intellectual property covering their proprietary peptide technology, including all costs.  Geron has the first right but not the obligation, to assume responsibility for filing, prosecution and maintenance of the intellectual property covering the products, in the name of Angiochem, including all costs.

Subject to earlier termination as described below, the term of the License Agreement will continue until the latest of (i) expiration of all Valid Claims and pending applications within the Licensed Patents; (ii) last expiration of data or market exclusivity awarded for a Licensed Product by any applicable Regulatory Authority; or (iii) ten (10) years from the last Licensed Product launch.  Geron will pay royalties on sales of Licensed Products, which are products that are covered by the Licensed Patents.  Geron may terminate the License Agreement without cause upon 180 days written notice to Angiochem. In addition, either party may terminate the Agreement for cause (i) upon a material breach of the Agreement which remains uncured by the breaching party after 90 days of receipt of notice of the breach by the nonbreaching party and (ii) in the event of the other party’s financial insolvency. If Angiochem terminates the License Agreement for cause, Geron shall transfer all data, reports and information relating to Licensed Products to Angiochem. In exchange for the transfer of such data, Angiochem shall reimburse Geron for certain costs incurred in the development of Licensed Products less any net revenues from the sale of Licensed Products. This reimbursement amount shall be paid to Geron in the form of royalty payments on sales of Licensed Products by Angiochem. If, despite diligent efforts to develop Licensed Products under the License Agreement, Geron terminates the License Agreement, then upon Angiochem’s request Geron shall transfer all data, reports and information relating to Licensed Products to Angiochem, and Angiochem shall reimburse Geron for certain costs incurred in the development of Licensed Products, including the upfront payment and any milestone payments made by Geron under the License Agreement less any net revenues from the sale of Licensed Products.

Geron also has an option, which may be exercised until the date on which it receives first marketing authorization from the regulatory authorities, to negotiate a reduction or elimination of its continuing economic obligations under the License Agreement.  In the event that Geron were to exercise this option and a reduction or elimination of the continuing economic obligations is agreed and effected, then the reimbursement that Geron would otherwise receive upon a voluntary termination of the License Agreement by Geron would be eliminated. In addition, Geron has an option which may be exercised within 90 days from the Effective Date, to modify the royalty rate on sales in the United States by sublicensees in exchange for a defined cash payment.

Capitalized terms used above that are not otherwise defined herein shall have the respective meanings set forth in the License Agreement, which will be filed as an exhibit to Geron’s Annual Report on Form 10-K for the year ended December 31, 2010.

Collaboration and Option Agreement

Under the Collaboration Agreement, Geron and Angiochem will form a Joint Research Committee, with representatives from each company and led by Geron, to oversee the Option Products Workplan. Geron will be responsible for all costs incurred by Geron and Angiochem relating to the Option Products Workplan, including the funding of Angiochem scientists working on the Option Products Workplan.

Geron has an option to obtain an exclusive, worldwide license, including the right to grant sublicenses, under Angiochem’s interest in Angiochem Background Licensed Intellectual Property, and to Angiochem’s interest in Angiochem Collaboration Intellectual Property and Joint Collaboration Intellectual Property, to develop, make, have made, use, offer to sell, sell, import and otherwise commercialize any Option Product for any and all applications, including, without limitation, the diagnosis, treatment, prophylaxis and/or control of human or animal disease. This option expires three months after the end of the Option Products Workplan. If Geron exercises this right, then the parties shall negotiate a commercial license which includes certain Commercialization Economics, as specified in the Collaboration Agreement.

Subject to earlier termination as described below, the term of the Collaboration Agreement will continue until the end of the Option Products Workplan. Geron may terminate the Collaboration Agreement without cause, after the first anniversary of the Collaboration Agreement, upon 90 days written notice to Angiochem. In addition, either party may terminate the Agreement for cause (i) upon a material breach of the Agreement which remains uncured by the breaching party after 90 days of receipt of notice of the breach by the nonbreaching party and (ii) in the event of the other party’s financial insolvency. Upon expiration or termination of the Collaboration Agreement, the research use licenses granted by Angiochem and Geron, together with any sublicenses, shall terminate.

Capitalized terms used above that are not otherwise defined herein shall have the respective meanings set forth in the Collaboration Agreement, which will be filed as an exhibit to Geron’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 3.02.     Unregistered Sale of Equity Securities.

The information disclosed in Item 1.01 of this Form 8-K relating to the Angiochem Shares is incorporated into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits

99.1 Press release dated December 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	December 6, 2010	By:	/s/ David J. Earp
		Name:	David J. Earp
		Title:	Senior Vice President, Business Development and Chief Patent Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 6, 2010.

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